Exhibit 10.1

For Immediate Release

Rights Offering and Warrant Distribution are Announced

NEW YORK, January 18, 2012 – Omagine, Inc. (OTCBB: OMAG) today announced that its Board of Directors has approved a Rights Offering by Omagine, Inc. (the “Company”) as well as a distribution of Warrants to its shareholders.

Pursuant to the Rights Offering, each Company shareholder as of the Record Date will receive, at no charge, one Right for each 4 Common Shares held by such shareholder as of the Record Date.

Each Right will entitle its holder to purchase one Common Share at a subscription price of $1.25 per share and an over-subscription privilege at the same price per share.

In addition, pursuant to the Warrant Distribution, each Company shareholder as of the Record Date will receive, at no charge, for each four Common Shares held by such shareholder, (a) one Warrant exercisable for the purchase of one Common Share at $5.00 per share, and (b) one Warrant exercisable for the purchase of one Common Share at $10.00 per share

All fractional Rights and Warrants will be rounded up to the nearest whole Right or Warrant.

The Company has filed a Registration Statement with the Securities and Exchange Commission (“SEC”) to register the Common Shares underlying the Company’s Rights and Warrants and Company shareholders as of the Record Date will receive their Rights and Warrants after that Registration Statement is declared effective by the SEC.

The Company will announce the Record Date and the beginning and expiration dates for the Rights Offering shortly after it receives notice from the SEC that the Registration Statement will be declared effective.

The Company’s president, Frank J. Drohan, remarked: “We are very pleased that the Board of Directors has taken this action to prepare the Company for what we expect to be a gratifying year in 2012. The Rights Offering and Warrant Distribution will also reward our loyal shareholders as the long process of finalizing the Development Agreement with the Government of Oman for the Omagine Project appears to be coming to a conclusion.  As we move the Company forward to the next level, I urge our shareholders to read our recently filed Registration Statement for the full details of the Rights Offering and Warrant Distribution. We expect the Record Date to be sometime in February but the exact date will depend upon the time required for the SEC review process.”

About Omagine, Inc.

Omagine, Inc. (the “Company”) through its subsidiaries is focused on real-estate, entertainment and hospitality development opportunities in the Middle East and North Africa (“MENA”) region. Governments in the MENA Region are seeking to diversify their economies through projects that create employment and tourist destinations. It is the Company’s opinion that this strategic vision combined with the enormous financial resources in the MENA region will continue to present superb development opportunities.

Shareholders, investors or interested parties may also visit the Company’s website at www.omagine.com.

This press release does not purport to be a complete description of the Rights Offering or the Warrant Distribution and, for a complete description of both the Rights Offering and the Warrant Distribution, investors and shareholders are directed to the full text of the Company’s Registration Statement which has been filed with the SEC. A link to the Company’s SEC filings may be found on the Company’s website www.omagine.com.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The risks and uncertainties that may affect the operations, performance development and results of Omagine, Inc.’s business are detailed in the Company's SEC reports. The Company urges investors to read the SEC Reports and cautions that future events rarely develop exactly as forecast, and the best estimates routinely require adjustment.

This press release does not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

Contact:

Omagine, Inc.
Corporate Inquiries
Charles P. Kuczynski, Vice-President
(212) 563-4141
ckuczynski@omagine.com

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